Exhibit 24.2

Power of Attorney

The undersigned director and officer, as indicated respectively below, of Tortoise Capital Resources Corporation (the “Company”), hereby constitutes and appoints Terry C. Matlack, David J. Schulte and P. Bradley Adams, each of them, with full powers of substitution and resubstitution, as his true and lawful attorney-in-fact and agent to execute in his name and on his  behalf in any and all capacities the Company’s Registration Statement on Form S-3, any and all amendments thereto, and all other documents in connection therewith filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and any and all instruments, documents or agreements which such attorneys and agents, or any of them, deem necessary or advisable to enable the Company to comply with the 1933 Act, the rules, regulations and requirements of the SEC, and the securities or Blue Sky laws of any state or other jurisdiction and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned each hereby ratify and confirm as his own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the 24th day of January, 2012.

SIGNATURES:	TITLE:

/s/ Richard C. Green	Director and Chairman of the Board